EXECUTION AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT This Amendment to Transfer Agency and Service Agreement (“Amendment”) is made as of ____________________, 2026, by and between Global X Funds, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Appendix A hereto (as such Appendix may be amended from time to time) (each a “Fund” and collectively, the “Funds”) having its principal office and place of business at 605 Third Avenue, 43rd Floor, New York, NY 10158, and THE BANK OF NEW YORK MELLON, a New York corporation authorized to do a banking business having its principal office and place of business at 240 Greenwich Street, New York, New York 10286 (the “Bank”). BACKGROUND: A. The Bank and each Fund are parties to a Transfer Agency and Service Agreement made as of September 20, 2022, as amended to date (the “Agreement”) relating to the Bank’s provision of services to each Fund on behalf of each of its series. B. The parties desire to amend the Agreement as set forth herein. TERMS: The parties hereby agree that: 1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto. 2. The Trust and the Bank agree that for the additional Funds added by the Appendix A attached hereto, fees and expenses shall be invoiced and payable to the Bank beginning upon the commencement of services under the Agreement to such Funds. 3. Miscellaneous. (a) Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. (b) As hereby amended and supplemented, the Agreement shall remain in full force and effect. (c) The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto. (d) The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or Aug 6, 2026 Column A - 2.0 Agreements 1

2 by “Electronic Signature,” which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment. (e) This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws. [Signature page follows.] Column A - 2.0 Agreements 2

3 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the latest date set forth below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms. GLOBAL X FUNDS, ON BEHALF OF THE FUNDS LISTED ON APPENDIX A By: _______________________________________ Name: Title: Date: THE BANK OF NEW YORK MELLON By: _______________________________________ Name: Title: Date: Alex Ashby (Aug 6, 2026 16:08:48 EDT) Alex Ashby Aug 6, 2026 COO Aug 6, 2026 Robert M Stein Jr Vice President Column A - 2.0 Agreements 3

Column A - 2.0 Agreements

APPENDIX A

(Amended as of Aug 6, 2026, 2026)

Funds

Global X Russell 2000 Covered Call & Growth ETF

Global X Information Technology Covered Call & Growth ETF

Global X Emerging Markets ex-China ETF

Global X Emerging Markets Great Consumer ETF

Global X Aging Population ETF

Global X AgTech & Food Innovation ETF

Global X Artificial Intelligence & Technology ETF

Global X Autonomous & Electric Vehicles ETF

Global X Blockchain & Bitcoin Strategy ETF

Global X Blockchain ETF

Global X Clean Water ETF

Global X ClimateTech ETF[1]

Global X Copper Miners ETF

Global X Cybersecurity ETF

Global X Data Center & Digital Infrastructure ETF

Global X DAX Germany ETF

Global X Rare Earth & Critical Materials ETF[2]

Global X E-Commerce ETF

Global X Emerging Markets Bond ETF

[1] Formerly known as Global X CleanTech ETF
[2] Formerly known as Global X Disruptive Materials ETF

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5 Global X FinTech ETF Global X FTSE Southeast Asia ETF Global X Genomics & Biotechnology ETF Global X Gold Explorers ETF Global X Hydrogen ETF Global X Infrastructure Development ex-U.S. ETF Global X Interest Rate Volatility & Inflation Hedge ETF Global X Internet of Things ETF Global X Lithium and Battery Tech ETF Global X MSCI Argentina ETF Global X MSCI China Consumer Discretionary ETF Global X MSCI Colombia ETF Global X MSCI Greece ETF Global X MSCI Norway ETF Global X MSCI SuperDividend EAFE ETF Global X MSCI SuperDividend Emerging Markets ETF Global X MSCI Vietnam ETF Global X Nasdaq 100 Covered Call & Growth ETF Global X NASDAQ 100 Risk Managed Income ETF Global X NASDAQ 100 Tail Risk ETF Global X Renewable Energy Producers ETF Global X Robotics & Artificial Intelligence ETF Global X S&P 500 Covered Call & Growth ETF Global X S&P 500 Risk Managed Income ETF Column A - 2.0 Agreements 5

6 Global X S&P 500 Tail Risk ETF Global X S&P Catholic Values Developed ex-U.S. ETF Global X Silver Miners ETF Global X Social Media ETF Global X SuperDividend ETF Global X SuperDividend REIT ETF Global X SuperDividend U.S. ETF Global X Dorsey Wright Thematic ETF3 Global X Uranium ETF Global X Video Games & Esports ETF Global X Dow 30® Covered Call & Growth ETF Global X 1-3 Month T-Bill ETF Global X Defense Tech ETF Global X Brazil Active ETF Global X India Active ETF Global X U.S. Cash Flow Kings 100 ETF Global X Short-Term Treasury Ladder ETF Global X Intermediate-Term Treasury Ladder ETF Global X Long-Term Treasury Ladder ETF Global X Bitcoin Covered Call ETF Global X Treasury Bond Enhanced Income ETF Global X Investment Grade Corporate Bond ETF Global X U.S. 500 ETF 3 Formerly known as Global X Thematic Growth ETF. Column A - 2.0 Agreements 6

7 Global X AI Semiconductor & Quantum ETF Global X Gold Miners ETF Global X Zero Coupon Bond 2030 ETF Global X Zero Coupon Bond 2031 ETF Global X Zero Coupon Bond 2032 ETF Global X Zero Coupon Bond 2033 ETF Global X Zero Coupon Bond 2034 ETF Global X Zero Coupon Bond 2035 ETF Global X Commodity Strategy ETF Global X U.S. 500 Income EdgeSM ETF Global X Nasdaq-100® Income EdgeSM ETF Global X Ethereum Covered Call ETF Global X Space Tech ETF Global X Stablecoin & Tokenization Ecosystem ETF Global X U.S. TaxSmart℠ Income Edge℠ ETF Global X MLCC & Electronic Components ETF Column A - 2.0 Agreements 7